UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
DigitalOcean Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

DigitalOcean Holdings, Inc.
101 6th Avenue
New York, New York 10013
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 9, 2022
To the Stockholders of DigitalOcean Holdings, Inc.:
On behalf of our board of directors, you are cordially invited to attend the Annual Meeting of Stockholders of DigitalOcean Holdings, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Thursday, June 9, 2022 at 12:00 p.m. Eastern time. The Annual Meeting will be held virtually through a live webcast at www.virtualshareholdermeeting.com/DOCN2022. We believe hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the meeting. You will not be able to attend the meeting in person. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate.
The meeting will be held for the following purposes:
1.	To elect two Class I directors, Amy Butte and Yancey Spruill, each to hold office until the Annual Meeting of Stockholders in 2025;
2.
To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022; and

3.	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 14, 2022. Only stockholders at the close of business on that date may vote at the meeting or any adjournment thereof. A list of stockholders as of the record date will be accessible electronically during the Annual Meeting at www.virtualshareholdermeeting.com/DOCN2022 when you enter your 16-digit Control Number.
By Order of the Board of Directors

Alan Shapiro
General Counsel and Secretary
April 20, 2022
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to
be Held on 12:00 p.m. Eastern time on June 9, 2022 at www.virtualshareholdermeeting.com/DOCN2022.
The Proxy Statement and Annual Report are available at www.proxyvote.com.
You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting, please complete, sign and date your proxy or vote over the telephone or the Internet as instructed in these materials as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must follow the instructions from your broker, bank or other agent, including any requirement to obtain a valid legal proxy.

ii

DigitalOcean Holdings, Inc.
101 6th Avenue
New York, New York 10013
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 9, 2022
OUR BOARD OF DIRECTORS IS SOLICITING YOUR PROXY TO VOTE AT THE 2022 ANNUAL MEETING OF STOCKHOLDERS (THE “ANNUAL MEETING”) OF DIGITALOCEAN HOLDINGS, INC., A DELAWARE CORPORATION, TO BE HELD VIRTUALLY, VIA LIVE WEBCAST AT WWW.VIRTUALSHAREHOLDERMEETING.COM/DOCN2022, ON THURSDAY, JUNE 9, 2022 AT 12:00 P.M. EASTERN TIME, AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. WE BELIEVE HOSTING A VIRTUAL MEETING ENABLES PARTICIPATION BY MORE OF OUR STOCKHOLDERS, WHILE LOWERING THE COST OF CONDUCTING THE MEETING. STOCKHOLDERS ATTENDING THE VIRTUAL MEETING WILL BE AFFORDED THE SAME RIGHTS AND OPPORTUNITIES TO PARTICIPATE AS THEY WOULD AT AN IN-PERSON MEETING.
For the Annual Meeting, we have elected to furnish our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”), to our stockholders primarily via the Internet. On or about April 20, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the Internet, how to vote at the Annual Meeting, and how to request printed copies of the proxy materials. Stockholders may request to receive all future materials in printed form by mail or by email by following the instructions contained in the Notice. A stockholder’s election to receive proxy materials by mail or email will remain in effect until revoked. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact and cost of our Annual Meeting.
Only stockholders at the close of business on April 14, 2022 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 106,026,352 shares of common stock outstanding and entitled to vote. Each holder of common stock will have the right to one vote per share of common stock. A list of stockholders entitled to vote will be made available during the Annual Meeting at www.virtualshareholdermeeting.com/DOCN2022. In addition, for the ten days prior to the Annual Meeting, the list will be available for examination by any stockholder for a legally valid purpose at our address above. To the extent office access is impracticable, please email us at investors@digitalocean.com to make alternative arrangements. For instructions on how to attend the Annual Meeting, please see the instructions at www.virtualshareholdermeeting.com/DOCN2022 and in this Proxy Statement.
In this Proxy Statement, we refer to DigitalOcean Holdings, Inc. as “the Company,” “DigitalOcean,” “we” or “us.” The Annual Report, which contains consolidated financial statements as of and for the fiscal year ended December 31, 2021, accompanies this Proxy Statement. You also may obtain a copy of the Annual Report without charge by writing to the Company’s Secretary at 101 6th Avenue, New York, New York 10013 or by emailing investors@digitalocean.com.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the Internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of DigitalOcean Holdings, Inc. (sometimes referred to as the “Company” or “DigitalOcean”) is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders who received a Notice will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.
We provided some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the Notice. If you received paper copies of the proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to stockholders by signing up to receive all of your future proxy materials electronically.
We intend to mail the Notice on or about April 20, 2022 to all stockholders entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after May 1, 2022.
How do I attend, participate in and ask questions during the Annual Meeting?
The Annual Meeting will be held through a live webcast at www.virtualshareholdermeeting.com/DOCN2022. You will not be able to attend the Annual Meeting in person. If you attend the Annual Meeting online, you will be able to vote and submit questions at www.virtualshareholdermeeting.com/DOCN2022.
You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the Notice. If you are a stockholder of record, you will be asked to provide the Control Number from your Notice. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker, bank or other agent. We encourage you to access the Annual Meeting before it begins. You may log in beginning at 11:45 a.m. Eastern time on Thursday, June 9, 2022.
Only stockholders as of the Record Date and their proxyholders may submit questions or comments. If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/DOCN2022 using your Control Number, type your question into the “Ask a Question” field, and click “Submit.”
To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the meeting when you log in prior to its start. We will answer as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting. Only questions that are relevant to an agenda item to be voted on by stockholders will be answered.
What if I have technical difficulties or trouble accessing the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/DOCN2022 or at www.proxyvote.com. Technical support will be available starting at 11:45 a.m. Eastern time on June 9, 2022.
Who can vote at the Annual Meeting?
Only stockholders at the close of business on April 14, 2022 will be entitled to vote at the Annual Meeting. On the Record Date, there were 106,026,352 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on April 14, 2022, your shares were registered directly in your name with DigitalOcean’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy through the Internet or over the telephone or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on April 14, 2022, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You must follow the instructions provided by your broker, bank or other agent for your broker, bank or other agent to vote your shares per your instructions.
What am I voting on?
There are two matters scheduled for a vote:
•	Election of two Class I directors, Amy Butte and Yancey Spruill, each to hold office until our 2025 Annual Meeting of Stockholders (Proposal 1); and
•
Ratification of the selection by the Audit Committee of the Board (the “Audit Committee”) of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022 (Proposal 2).

What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote online at the meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote at the meeting even if you have already voted by proxy. In such case, your previously submitted proxy will be disregarded.
•	To vote during the Annual Meeting, follow the instructions at www.virtualshareholdermeeting.com/DOCN2022. You will need to enter the 16-digit Control Number from the Notice.
•
To vote prior to the Annual Meeting (until 11:59 p.m. Eastern time on June 8, 2022), you may vote via the Internet at www.proxyvote.com, by telephone, or by completing and returning your proxy card or voting instruction form, as described below.

•	To vote using the printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided.
•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and Control Number from the Notice.

•
To vote through the Internet prior to the meeting, go to www.proxyvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the company number and Control Number from the Notice.

If we receive your vote by proxy card, telephone or Internet by 11:59 p.m. Eastern time on June 8, 2022, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from the Company. To vote prior to the meeting, simply follow the voting instructions in the Notice to ensure that your vote is counted.
Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of April 14, 2022.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the Internet.
•	You may send a timely written notice that you are revoking your proxy to the Company’s Secretary at 101 6th Avenue, New York, New York 10013 or by emailing investors@digitalocean.com.
•	You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card, proxy by telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or online at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of each of the two nominees for director and “FOR” the ratification of the selection by the Audit Committee of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using such proxyholder’s best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. The election of directors (Proposal 1) is a “non-routine” matter, meaning that your broker may not vote your shares on Proposal 1 in the absence of your voting instructions. However, the ratification of the selection of our independent registered public accounting firm (Proposal 2) is considered to be a “routine” matter, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2. We encourage you to provide voting instructions to your bank, broker or other agent. This ensures that your shares will be voted at the Annual Meeting according to your instructions.
If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to such holder’s bank or other agent holding such holder’s shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” under NYSE rules and we therefore expect broker non-votes to exist only in connection with Proposal 1.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count (i) for the proposal to elect directors (Proposal 1), votes “FOR,” “WITHHOLD” and broker non-votes; and (ii) with respect to Proposal 2, votes “FOR” and “AGAINST” and abstentions. A withhold vote will have the same effect as an abstention and will not be counted towards the vote total for Proposal 1 and will have no effect on Proposal 1. Abstentions will not be counted towards the vote total for Proposal 2 and will have no effect on Proposal 2. Broker non-votes will not be counted towards the vote total for Proposal 1 and will have no effect on Proposal 1.
How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.
Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions or Withhold Votes, as Applicable	Effect of Broker Non-Votes
1	Election of Directors	Nominees receiving the most “FOR” votes; withheld votes will have no effect.	No effect	No effect

2	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2022.
“FOR” votes from the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the subject matter.
			No effect	Not applicable(1)
(1)
This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares of stock entitled to vote are present, by remote communication, if applicable, at the meeting or represented by proxy. On the Record Date, there were 106,026,352 shares outstanding and entitled to vote.
Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 21, 2022 to Corporate Secretary, 101 6th Avenue, New York, New York 10013. Under the Company’s bylaws, if you wish to submit a proposal (including a director nomination) at the 2023 Annual Meeting that is not to be included in next year’s proxy materials, you must do so between February 9, 2023 and March 11, 2023, provided in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder, to be timely, must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if later than the 90th day prior to such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than April 10, 2023.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

PROPOSAL 1: ELECTION OF DIRECTORS
General
Our Board of Directors (the “Board”) is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may generally be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board presently has eight members. There are three directors in the class whose term of office expires in 2022, two of whom have been nominated for re-election to the Board. Peter Levine informed the Company of his intention not to stand for re-election to the Board earlier this year and the Board subsequently determined to reduce the size of the Board to seven members effective immediately prior to the election of directors at the Annual Meeting. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of these nominees would serve until the 2025 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to encourage directors and nominees for director to attend the Annual Meeting.
Directors are elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Company. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.
The following is a brief biography as of March 15, 2022 of each nominee and each director whose term will continue after the Annual Meeting.
Nominees for Election for a Three-Year Term Expiring at the 2025 Annual Meeting
Yancey Spruill, age 54, has served as our Chief Executive Officer and a member of our Board since August 2019. Prior to DigitalOcean, Mr. Spruill served as the Chief Operating Officer and Chief Financial Officer of SendGrid, Inc., a customer communication platform for transactional and marketing email, from June 2015 until its acquisition by Twilio, Inc. in February 2019. From September 2014 to June 2015, Mr. Spruill served as Chief Financial Officer at TwentyEighty, Inc., a provider of training and performance improvement solutions. From August 2004 to September 2014, Mr. Spruill served as Executive Vice President and Chief Financial Officer at DigitalGlobe, Inc., a provider of geospatial information products and services. Mr. Spruill currently serves on the board of directors of Ping Identity Corporation, a provider of cloud identity security solutions, where he is Chairman of the Audit Committee. Mr. Spruill previously served on the board of directors of Allscripts Healthcare Solutions, Inc., an electronic healthcare records technology company from 2016 to 2020, and Zayo Group Holdings, a provider of telecommunications infrastructure services, until its sale to a consortium of financial buyers in March 2020. Mr. Spruill received a Bachelors in Electrical Engineering from the Georgia Institute of Technology and an M.B.A. from the Amos Tuck School of Business at Dartmouth College. We believe Mr. Spruill’s extensive financial expertise, leadership experience, experience with serving on boards of other technology companies and significant experience in the technology industry, as well as his insight into corporate matters as our Chief Executive Officer, make him a valuable member of our board of directors.
Amy Butte, age 54, has served as a member of our Board since April 2018. Ms. Butte currently is the chairperson and a member of the board of directors at Iron Spark I, a special purpose acquisition vehicle, and serves on the board of directors of Bain Capital Specialty Finance, Inc., a managed specialty finance company. Ms. Butte also serves on the board of directors of BNP Paribas USA, where she is currently audit committee chair and a member of the risk management committee. Ms. Butte is an advisor to several private companies, including the Long-Term Stock Exchange, Inc., a startup marketplace for long-term investors. Ms. Butte previously served on the board of directors of Tuscan Holdings Corp. from 2019 to 2021, was an independent trustee for the Fidelity Investments Strategic Advisors Funds from 2011 to 2017, a board member for Accion International from 2008 to 2014 and the founder of TILE Financial, a fintech startup, from 2008 to 2012. Previously, Ms. Butte served as Chief Financial Officer of Man

Financial, Inc., Chief Financial Officer and Executive Vice President of the New York Stock Exchange, and Chief Financial Officer and Strategist for the Financial Services Division of Credit Suisse First Boston, Inc. Ms. Butte received a B.A. from Yale University and an M.B.A. from Harvard Business School. We believe that Ms. Butte’s extensive experience in the financial industry and guiding companies through the complexities of maturing from private to public qualifies her to serve on our board of directors.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
EACH CLASS I DIRECTOR NOMINEE NAMED ABOVE
Class II Directors Continuing in Office Until the 2023 Annual Meeting
Warren Adelman, age 58, has served as a member of our Board since November 2020. Mr. Adelman has served as the Managing Director of Nativ Group, a personal investment firm, since 2013. Prior to founding Nativ Group, Mr. Adelman held a variety of positions at GoDaddy Inc., a publicly traded domain name registrar, from 2003 to 2012, most recently serving as Chief Executive Officer. Mr. Adelman also served as a member of GoDaddy’s board of directors from 2006 to 2012. Mr. Adelman currently serves on the board of directors of several technology-related companies. Mr. Adelman also previously served on the board of directors of Sendgrid, Inc. from April 2014 until its merger with Twilio Inc. in February 2019. Mr. Adelman holds a B.A. in Political Science and History from the University of Toronto. We believe Mr. Adelman’s extensive experience with technology companies as both a director and an executive officer qualifies him to serve on our board of directors.
Pueo Keffer, age 40, has served as a member of our Board since June 2015. Mr. Keffer has served as a Managing Director at Access Technology Ventures, a venture and growth technology firm, since April 2015. Mr. Keffer was a Partner at Redpoint Ventures, a venture capital firm, from January 2009 to April 2015. Previously, Mr. Keffer was an associate at TA Associates, a growth private equity firm, and a financial analyst at Goldman Sachs & Co. Mr. Keffer also currently serves on the board of directors of Opendoor Technologies Inc., an operator of an online real estate marketplace. Mr. Keffer received a B.A. in Economics from Stanford University. We believe that Mr. Keffer’s extensive investment experience in the technology industry qualifies him to serve on our board of directors.
Hilary Schneider, age 60, has served as a member of our Board since November 2020. Ms. Schneider has served as the Chief Executive Officer of Shutterfly, Inc. since January 2020. From January 2018 until November 2019, Ms. Schneider served as the Chief Executive Officer of Wag Labs, Inc., an on-demand dog walking company. Ms. Schneider served as President, Chief Executive Officer and a director of LifeLock, Inc., a formerly publicly traded provider of identity theft protection, identity risk assessment and fraud protection services, from March 2016 to February 2017 and President from 2012 to 2016. Previously, Ms. Schneider held senior leadership roles at Yahoo!, a global technology company, Knight Ridder, Inc., a media company, and Red Herring Communications, a media company. Ms. Schneider currently serves on the board of directors of Vail Resorts, Inc., a global mountain resort operator, Getty Images, Inc., a global visual content creator and marketplace, and Water.org, a non-profit organization. Ms. Schneider previously served on the board of directors of Sendgrid, Inc. from July 2017 until its merger with Twilio Inc. in February 2019. Ms. Schneider holds a B.A. in Economics from Brown University and an M.B.A. from Harvard Business School. We believe Ms. Schneider’s extensive experience with technology companies as both a director and an executive officer qualifies her to serve on our board of directors.
Class III Directors Continuing in Office Until the 2024 Annual Meeting
Pratima Arora, age 42, has served as a member of our Board since February 2021. Ms. Arora has served as Chief Product Officer at Chainalysis Inc., a blockchain data platform, since June 2021. Prior to joining Chainalysis, Ms. Arora served as General Manager and Vice President of Confluence at Atlassian Corporation Plc, a provider of software development and collaboration tools, from September 2017 to June 2021. From June 2008 to September 2017, Ms. Arora worked at Salesforce.com, Inc., a cloud-based customer relationship management software service, where she most recently served as Vice President of Product Management. Previously, Ms. Arora worked in various roles at SAP SE, an enterprise software management system, and Intuit Inc., a financial services software company. Ms. Arora received a B.S. in Physics from Sri Venkateswara College, Delhi University and an M.B.A. from the Walter A. Haas School of Business at the University of California, Berkeley. We believe Ms. Arora’s extensive experience in product management roles at technology companies qualifies her to serve on our board of directors.
Warren Jenson, age 65, has served as a member of our Board since December 2020. Mr. Jenson currently serves as President, Chief Financial Officer and Executive Managing Director of International at LiveRamp (formerly known as Acxiom), a software-as-a-service company that provides industry leading identity and data connectivity services. Mr. Jenson has served at LiveRamp/Acxiom since 2012. Prior to joining Acxiom, Mr. Jenson served as Chief Operating Officer at Silver Spring Networks, a start-up specializing in smart grid network technology, from 2008 to 2011. Previously, Mr. Jenson served in executive-level positions with Electronic Arts, Inc., Amazon.com, Inc., Delta Air Lines and several positions as part of the General Electric Company and its affiliates. Mr. Jenson currently serves on the board of directors of USC Marshall School of Business and the Marriott School of Business at Brigham Young University. Mr. Jenson previously served on the board of directors of Cardtronics plc and DigitalGlobe, Inc. Mr. Jenson received a B.S. in Accounting and a Master of Accountancy—Business Taxation from Brigham Young University. We believe that Mr. Jenson’s extensive experience as both a director and an executive officer at several successful public and private companies qualifies him to serve on our board of directors.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under the New York Stock Exchange (“NYSE”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable NYSE listing standards: Mr. Adelman, Ms. Arora, Ms. Butte, Mr. Jenson, Mr. Keffer, Mr. Levine and Ms. Schneider. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Mr. Spruill is not independent due to his position as an executive officer of the Company.
Board Leadership Structure
Pursuant to the Company’s Corporate Governance Guidelines, the Board will select the chairperson of the Board (the “Board Chair”) in the manner that it determines to be in the best interests of the Company’s stockholders. In the event that the Company does not have an independent Board Chair, the independent directors may designate a lead independent director. Peter Levine currently serves as the Board Chair. Mr. Levine informed the Company of his intention not to stand for re-election to the Board at the Annual Meeting and the Board subsequently determined that Warren Adelman shall become the lead independent director of the Board, effective as of immediately after the Annual Meeting. The Board Chair or lead independent director, as the case may be, has the authority, among other things, to preside over Board meetings, including convening meetings of the independent directors as appropriate, to develop meeting agendas and to provide the Chief Executive Officer feedback on the quality, quantity and timeliness of the information provided to the Board. Accordingly, the Board Chair or lead independent director has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair or lead independent director and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair or lead independent director creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chair or lead independent director can enhance the effectiveness of the Board as a whole.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Furthermore, Audit Committee responsibilities include oversight of cybersecurity risk management. The Board and Audit Committee appreciate the rapidly evolving nature of threats presented by cybersecurity incidents and are committed to the prevention, timely detection and mitigation of the effects of such incidents on the Company. As part of its cybersecurity risk oversight role, the Audit Committee receives regular updates on cybersecurity threats to our business and mitigation processes. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. At periodic meetings of the Board and its committees, management reports to and seeks guidance from the Board and its committees with respect to the most significant risks that could affect our business, such as competition risks, legal risks, information security and privacy risks, and financial, tax and audit related risks.
Meetings of the Board of Directors
The Board met nine times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served held during the portion of the last fiscal year for which he or she was a director or committee member.
Information Regarding Committees of the Board of Directors
The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal year 2021 for each of the Board committees:
Name	Audit	Compensation	Nominating and Corporate Governance
Warren Adelman(1)	X		X
Pratima Arora(1)		X
Amy Butte	X*
Warren Jenson	X	X
Pueo Keffer			X
Peter Levine(1)			X*
Hilary Schneider		X*
Yancey Spruill
Total meetings in fiscal 2021	6	8	1
*	Committee Chairperson
(1)
Mr. Levine is not standing for re-election at the 2022 Annual Meeting. Effective as of immediately after the Annual Meeting, Mr. Adelman shall serve as chairperson of the Nominating and Corporate Governance Committee and Ms. Arora shall become a member of the Nominating and Corporate Governance Committee.

Below is a description of each committee of the Board.
Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable NYSE rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The primary purpose of the Audit Committee is to discharge the responsibilities of the Board with respect to:
•	overseeing our corporate accounting and financial reporting processes, systems of internal control, financial statement audits and the integrity of the Company’s financial statements;
•
managing the selection, engagement terms, fees, qualifications, independence and performance of the registered public accounting firms engaged as our independent outside auditors for the purpose of preparing or issuing an audit report or performing audit services (the “Auditors”);

•	maintaining and fostering an open avenue of communication with the Company’s management, internal audit group and Auditors;
•	reviewing any reports or disclosures required by applicable law and stock exchange listing requirements;
•	overseeing the design, implementation, organization and performance of our internal audit function;

•	helping the Board oversee our data security, information technology use and protection and legal and regulatory compliance, including risk assessment; and
•	providing regular reports and information to the Board.
The Audit Committee is composed of three directors: Ms. Butte, Mr. Adelman and Mr. Jenson. The Audit Committee met six times during the fiscal year. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at https://investors.digitalocean.com.
The Board reviews the NYSE listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Section 303A.07(a) of the NYSE Listed Company Manual and Rule 10A-3(b)(1) of the Exchange Act).
The Board has also determined that each of Ms. Butte, Mr. Adelman and Mr. Jenson qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of each Audit Committee member’s level of knowledge and experience based on a number of factors, including formal education and experience in the corporate finance sector.
Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Amy Butte
Warren Adelman
Warren Jenson
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee is composed of three directors: Ms. Schneider, Ms. Arora and Mr. Jenson. All members of the Company’s Compensation Committee are independent (as independence is currently defined in NYSE Listed Company Manual Section 303A.02 as applied to compensation committee members). The Compensation Committee met eight times during the fiscal year. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at https://investors.digitalocean.com.
The Compensation Committee acts on behalf of the Board to review, oversee and approve (or make recommendations to the full Board to approve) the Company’s compensation strategy, policies, plans and programs, including:
•	overseeing our compensation policies, plans, and programs with a goal to attract, incentivize, retain and reward top quality executive management and employees;
•	reviewing and determining the compensation to be paid to our executive officers and directors; and
•
assisting us in our oversight of the development, implementation and effectiveness of our policies and strategies relating to our human capital management function, including but not limited to those policies and strategies regarding recruiting, retention, career development and progression, management succession, diversity and inclusion, and employment practices.

Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or recommendations of the Compensation Committee regarding his compensation or individual performance objectives.
The charter of the Compensation Committee grants the Compensation Committee access to all Company books, records, facilities and personnel as deemed necessary or appropriate by any member of the Compensation Committee. In addition, under the charter, the Compensation Committee has the authority to retain legal, accounting or other outside advisors, including compensation consultants, and determine compensation terms for those advisors at the expense of the Company. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisors engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the Compensation Committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration six factors, prescribed by the SEC and NYSE, that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent.
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and NYSE described above, the Compensation Committee engaged Compensia as compensation consultants in connection with our initial public offering. The Compensation Committee engaged Compensia as compensation consultants because of its strong reputation and record in advising similarly-situated companies and its previous experience with the Company. The Compensation Committee requested that Compensia:
•	evaluate the efficacy of the Company’s existing cash and equity compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals as a public company; and
•	assist in refining the Company’s compensation strategy and in developing and implementing executive and director compensation programs to execute that strategy.
As part of its engagement, Compensia was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Compensia also met with members of the Company’s senior management to learn more about the Company’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the Company competes. Compensia ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Compensia and resulting modifications, the Compensation Committee adopted the recommendations of Compensia and recommended that the Board approve such recommendations.
Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. The purpose of this delegation of authority is to enhance the flexibility of equity award administration within the Company and to facilitate the timely grant of equity awards to non-management employees, particularly new employees, within specified limits approved by the Compensation Committee.
Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations for cash and equity-based compensation submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the Compensation Committee recommends to the full Board for its approval any adjustments to the Chief Executive Officer's cash or equity-based compensation. For all executives and directors, the Compensation Committee may, as part of its deliberations, review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other peer group companies identified by the consultant.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee are currently, or have been at any time, one of our officers or employees. None of our executive officers currently serve, or have served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for:
•	helping the Board oversee our corporate governance functions and develop, update as necessary and recommend to the Board the governance principles applicable to us;
•
identifying, evaluating and recommending and communicating with candidates qualified to become Board members or nominees for directors of the Board consistent with criteria approved by the Board, including the nomination of incumbent directors for re-election and nominees recommended by stockholders, to serve on the Board; and

•	making recommendations to the Board relating to our directors.
The Nominating and Corporate Governance Committee is composed of three directors: Mr. Levine, Mr. Adelman and Mr. Keffer. Mr. Levine is not standing for re-election at the 2022 Annual Meeting. Effective as of immediately after the Annual Meeting, Mr. Adelman shall serve as chairperson of the Nominating and Corporate Governance Committee and Ms. Arora shall become a member of the Nominating and Corporate Governance Committee. All current and incoming members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in NYSE Listed Company Manual Section 303A.02). The Nominating and Corporate Governance Committee met one time during the fiscal year. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at https://investors.digitalocean.com.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. Although we have no formal policy regarding board diversity, in conducting this assessment, the Nominating and Corporate Governance Committee will typically consider diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.
The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee will also determine whether the nominee is independent for NYSE purposes, which determination will be based upon applicable NYSE listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee will then use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee will meet to discuss and consider the candidates’ qualifications and then select a nominee for recommendation to the Board by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Corporate Secretary, 101 6th Avenue, New York, New York 10013 no more than 120 days prior to and no later than 90 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last annual meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Executive Sessions and Stockholder Communications With the Board Of Directors
The Board’s independent directors meet at regularly scheduled executive sessions without management present. The Board Chair (or lead independent director) presides at executive sessions of independent directors.
The Company’s stockholders and other interested parties may communicate with the Board by writing to the Corporate Secretary of the Company at DigitalOcean Holdings, Inc., 101 6th Avenue, New York, New York 10013. Written communications may be addressed to the Board Chair (or lead independent director), the chairperson of any of the Audit, Nominating and Corporate Governance and Compensation Committees, or to the non-management or independent directors as a group. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and the number and class of shares of the Company that are owned beneficially by such stockholder as of the date of the communication.
Any such communication will be reviewed by the Corporate Secretary of the Company, who will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication.
Code of Ethics
The Company has adopted the Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at https://investors.digitalocean.com. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Business Conduct and Ethics on our website at https://investors.digitalocean.com.
Corporate Governance Guidelines
In 2021, the Board documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at https://investors.digitalocean.com.

Hedging Policy
The Company has adopted an insider trading policy applicable to our employees, directors and designated consultants, which prohibits hedging or monetization transactions with respect to our common stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. In addition, our insider trading policy prohibits trading in derivative securities related to our common stock, which include publicly-traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin or holding it in a margin account and pledging our shares as collateral for a loan.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since 2015. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2021 and 2020 by Ernst & Young LLP, the Company’s principal accountant.
	Fiscal Year Ended
	2021	2020
	(in thousands)
Audit Fees(1)	$2,270	$1,503
Audit-related Fees(2)	50	90
Tax Fees	—	—
All Other Fees(3)	5	1
Total Fees	$2,325	$1,594
(1)
Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, and audit services that are normally provided by independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. The audit fees for the fiscal years ended December 31, 2021 and December 31, 2020 also include fees for professional services provided in connection with our initial public offering, including comfort letters, consents, and review of documents filed with the SEC.

(2)
Audit-related fees consist of fees for professional services provided in connection with consultation related to matters affecting future audit periods and attestation reports for service organizations for the fiscal years ended December 31, 2021 and December 31, 2020, respectively.

(3)	All other fees billed for the fiscal years ended December 31, 2021 and December 31, 2020 were related to fees for access to publications and online subscriptions.
Following the adoption of the Audit Committee pre-approval policy in connection with our initial public offering in 2021 and discussed in further detail below, all fees described above were pre-approved by the Audit Committee.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and permissible non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and permitted non-audit services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST &
YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

EXECUTIVE OFFICERS
The following table sets forth information for our executive officers as of March 15, 2022:
Name	Age	Position
Yancey Spruill	54	Chief Executive Officer and Director
Carly Brantz	43	Chief Marketing Officer
Jeffrey Guy	56	Chief Operating Officer
Gabriel Monroy	42	Chief Product Officer
Matthew Norman	49	Chief People Officer
Alan Shapiro	53	General Counsel
William Sorenson	66	Chief Financial Officer
Yancey Spruill. Biographical information for Yancey Spruill is included above with the director biographies under the caption “Nominees for Election for a Three-Year Term Expiring at the 2025 Annual Meeting.”
Carly Brantz has served as our Chief Marketing Officer since January 2020. From July 2011 to January 2020, Ms. Brantz worked at SendGrid, Inc. (acquired by Twilio, Inc. in February 2019), a customer communication platform for transactional and marketing email, where she most recently served as Vice President, Revenue Marketing. From 2005 through 2011, Ms. Brantz worked at Return Path, Inc., an email deliverability and optimization platform for email marketers, where she most recently served as the Director of Marketing. Ms. Brantz currently serves as a board member for Pledge 1% Colorado, a position she has held since January 2018. Ms. Brantz received a B.A. in International Business and Marketing from the University of Colorado Boulder.
Jeffrey Guy has served as our Chief Operating Officer since February 2020. Mr. Guy served as Vice President of Finance and Transformation at Solera, Inc., a data and software services company, from August 2019 to February 2020. From July 2011 to August 2019, Mr. Guy worked at DigitalGlobe, Inc. a provider of geospatial information products and services, where he most recently served as Senior Vice President of Business Transformation and previously held several senior-level finance and operations roles. From 2001 to 2010, Mr. Guy served in various operations and transformation roles at Trimble, Inc., a hardware, software and services technology company. Mr. Guy received a B.S. in Business Administration in Operations and Supply Chain Management from Bowling Green State University and an M.B.A. in International Business from Western Michigan University.
Gabriel Monroy has served as our Chief Product Officer since October 2021. From April 2017 to October 2021, Mr. Monroy worked at Microsoft Corp., a global technology provider, where he most recently served as Vice President of the Azure Developer Experience Group in Microsoft’s Developer Division. Prior to joining Microsoft, from April 2015 to April 2017, Mr. Monroy served as Founder and Chief Technology Officer of Deis, Inc, a cloud technology company, until its acquisition by Microsoft. Prior to Deis, Mr. Monroy founded two technology companies and worked at various other technology companies. Mr. Monroy was also a founding member of the Cloud Native Computing Foundation (CNCF). Mr. Monroy studied Computer Science while attending Tufts University.
Matthew Norman has served as our Chief People Officer since May 2020. Mr. Norman served as Executive Vice President of Human Resources at Denihan Hospitality Group, a hotel management and development company, from September 2013 to May 2020. Previously, Mr. Norman was Vice President of Human Resources at Gilt Groupe, an online shopping and lifestyle website, from June 2011 to September 2013 and Vice President of Human Resources at Conde Nast, a global mass media company, from March 2010 to June 2011. Mr. Norman has also previously served in senior roles in the human resources departments at Universal McCann Worldwide, Inc., DoubleClick Inc. and Honeywell International Inc. Mr. Norman received a B.A. from Wabash College and a master’s degree from Columbia University.
Alan Shapiro has served as our General Counsel since May 2017. From November 2007 until December 2016, Mr. Shapiro served in various roles, including most recently as Executive Vice President and General Counsel, at Everyday Health, Inc., a provider of digital health solutions. From September 2002 until October 2007, Mr. Shapiro served as General Counsel of NetRatings, Inc., a global Internet media and market research firm. From April 2000 until July 2002, Mr. Shapiro served as General Counsel of Jupiter Communications, Inc. and its successor company, Jupiter Media Metrix, Inc., a provider of Internet media and market research services. Previously, Mr. Shapiro worked as a corporate attorney at Brobeck, Phleger & Harrison LLP and Dechert LLP. Mr. Shapiro received a B.A. from Columbia University and a J.D. from the UCLA School of Law.

William Sorenson has served as our Chief Financial Officer since August 2019. Mr. Sorenson served as Chief Financial Officer at Enel X North America, Inc. (formerly Enernoc, Inc.), an intelligent energy company, from August 2016 to September 2017. From May 2014 to October 2015, Mr. Sorenson served as Chief Financial Officer of Acquia Inc., a web content management platform provider. From August 2008 to July 2013, Mr. Sorenson served as Chief Financial Officer of Qlik Technologies Inc., a business intelligence solutions provider of visual analytics. Previously, Mr. Sorenson held executive level positions at EMI Music Publishing, Bertelsmann AG and News Corporation. Mr. Sorenson received a B.A. in Foreign Languages from LeMoyne College and an M.A. in International Relations from American University.

EXECUTIVE COMPENSATION
Our named executive officers, consisting of our principal executive officer and the next two most highly compensated executive officers, for the year ended December 31, 2021, were:
•	Yancey Spruill, our Chief Executive Officer;
•	Gabriel Monroy, our Chief Product Officer; and
•	Alan Shapiro, our General Counsel.
Summary Compensation Table
The following table shows for the fiscal years indicated, compensation awarded to or paid to, or earned by our named executive officers.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Yancey Spruill Chief Executive Officer	2021	503,333	—	81,236,800(4)	771,000	24,929	82,536,062
	2020	450,000	—	—	626,400	13,847	1,090,247
Gabriel Monroy Chief Product Officer	2021	78,125(5)	100,000(6)	7,398,031	320,000	2,677	7,898,832
Alan Shapiro(7) General Counsel	2021	342,363	—	6,985,794(8)	310,500	11,674	7,650,331
(1)
Amounts reported represent the aggregate grant date fair value of equity awards granted to our executive officers during 2021 under our 2013 Stock Plan and 2021 Equity Incentive Plan, computed in accordance with FASB ASC Topic 718 (“Topic 718”), excluding the impact of estimated forfeitures and using the assumptions discussed in Note 10. Stock-Based Compensation of the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. This amount does not reflect the actual economic value that may be realized by the executive officer. Equity awards granted during the year include (a) awards of time-based restricted stock unit awards to each named executive officer, (b) with respect to Mr. Spruill, a market-based restricted stock unit award, discussed in further detail below (“MRSU”), and (c) with respect to Mr. Shapiro, a performance-based restricted stock unit award, discussed in further detail below (“PSU”).

(2)
Amounts shown represent the executive officers’ total bonuses earned for each of the years presented, as applicable, based on the achievement of company and individual performance goals as determined by the Board.

(3)	Amounts shown represent 401(k) employer contributions and life insurance premiums paid by us on behalf of the executive officer.
(4)
Mr. Spruill’s MRSU award has a grant date fair value of approximately $75.4 million, which was determined by using a discrete model based on multiple stock price-paths developed through the use of a Monte Carlo simulation. MRSUs that vest based on achievement of stock price hurdles are subject to market conditions, and not performance conditions, as defined under Topic 718, and therefore Mr. Spruill’s MRSU award does not have a maximum grant date fair value that differs from the grant date fair value reported in this column.

(5)	Mr. Monroy joined the Company in October 2021. Amount represents the pro rata portion of his 2021 annual base salary earned during the fiscal year ended December 31, 2021.
(6)
Amount shown represents a one-time signing bonus awarded to Mr. Monroy in connection with the commencement of his employment with us in 2021. The one-time signing bonus is subject to repayment on a pro-rata basis to the extent Mr. Monroy’s employment is terminated voluntarily or by the Company for cause within 12 months of his start date.

(7)	Mr. Shapiro was not a named executive officer for 2020 and, as a result, his compensation information for that year has been omitted.
(8)
Amount shown includes Mr. Shapiro’s PSU award with a grant date fair value of approximately $1.1 million. In valuing the PSU for Mr. Shapiro, we assumed the probable achievement of the target levels for the performance goals. The value of Mr. Shapiro’s PSU, assuming maximum achievement of all performance conditions, is approximately $2.3 million.

Narrative Discussion to Summary Compensation Table
Employment Arrangements
We have entered into employment arrangements with each of our named executive officers. The arrangements generally provide for at-will employment without any specific term and set forth the named executive officer’s base salary, bonus potential, eligibility for employee benefits and severance benefits upon a qualifying termination of employment, subject to such employee executing a separation agreement with us.
Yancey Spruill
In March 2021, we entered into a new employment agreement with Yancey Spruill, our Chief Executive Officer, which superseded his prior offer letter dated July 3, 2019. The employment agreement has no specific term and provides for at-will employment. Mr. Spruill’s current annual base salary is $514,000 and Mr. Spruill is currently eligible for a target annual discretionary performance bonus of up to 100% of his annual base salary, based on individual and corporate performance goals.
Under Mr. Spruill’s employment agreement, if he resigns for “good reason” or we terminate his employment without “cause” (each as defined in his employment agreement), then Mr. Spruill will be eligible to receive the following severance benefits (less applicable withholdings): (1) severance pay equal to 100% of Mr. Spruill’s then-current base salary for a period of 12 months, paid in installments during such 12 month period; (2) a bonus calculated at 100% achievement of all company and individual performance objectives, payable within 60 days following Mr. Spruill’s last day of employment; and (3) reimbursement of COBRA premiums for him and his eligible dependents from his last day of employment until the earlier of: (i) 12 months, (ii) the time Mr. Spruill accepts employment with another employer that provides comparable benefits, or (iii) the date Mr. Spruill ceases to be eligible for COBRA continuation coverage for any reason, including plan termination. Mr. Spruill will have 12 months to exercise the vested shares subject to the options granted to him if he resigns for good reason or his employment is terminated without cause by us or a successor.
Alternatively, if Mr. Spruill resigns for good reason or his employment is terminated without cause by us or a successor, in either case within three months prior to or within 12 months following a “change in control” (as defined in his employment agreement), Mr. Spruill will be eligible to receive the following severance benefits (less applicable withholdings): (1) severance pay equal to 100% of Mr. Spruill’s then-current base salary for a period of 18 months, paid in a single lump sum within 60 days following Mr. Spruill’s last day of employment; (2) a bonus calculated at 150% achievement of all company and individual performance objectives, paid in a single lump sum within 60 days following Mr. Spruill’s last day of employment; and (3) reimbursement of COBRA premiums for him and his eligible dependents from his last day of employment until the earlier of: (i) 18 months, (ii) the time Mr. Spruill accepts employment with another employer that provides comparable benefits, or (iii) the date Mr. Spruill ceases to be eligible for COBRA continuation coverage for any reason, including plan termination. In addition, 100% of the shares subject to the equity awards granted to Mr. Spruill that are subject to time-based vesting will vest and become exercisable. Mr. Spruill will have 12 months to exercise the vested shares subject to the options granted to him if he resigns for good reason or his employment is terminated without cause by us or a successor, in either case within three months prior to or within 12 months following a change in control.
Further, if Mr. Spruill dies or is “disabled” (as defined in our 2021 Equity Incentive Plan and subject to the criteria set forth in his employment agreement), his employment with us will terminate and either Mr. Spruill or his estate will be entitled to receive the following severance benefits (less applicable withholdings): (1) severance pay equal to 100% of Mr. Spruill’s then-current base salary for a period of 12 months, paid in installments during such 12 month period; and (2) if eligible based on the terms set forth in the award agreements governing Mr. Spruill’s equity pursuant to our 2021 Equity Incentive Plan, acceleration of all of Mr. Spruill’s outstanding equity awards.
As a condition to receiving the severance benefits above, Mr. Spruill (or a representative of his estate) must sign and not revoke a general release agreement in a form reasonably acceptable to us within the time period set forth in his employment agreement and continue to comply with his obligations related to confidentiality and competitive activity.
Gabriel Monroy
In September 2021, we entered into an employment agreement with Gabriel Monroy, our Chief Product Officer. The employment agreement has no specific term and provides for at-will employment. Mr. Monroy’s current annual base salary is $375,000. Mr. Monroy was eligible for a target annual discretionary performance bonus of up to 60% of his annual base salary with respect to the bonus for 2021, based on individual and corporate performance goals. In February 2022, the Compensation Committee approved an increase in the target bonus percentage from 60% to 65% for each executive officer (except for Mr. Spruill), commencing with respect to the bonuses for 2022. In connection with the commencement of his employment, Mr. Monroy received a sign-on bonus equal to $100,000, which must be repaid on a pro-rata basis in the event Mr. Monroy’s employment is terminated voluntarily or by the Company for “cause” (as defined in his employment agreement) within 12 months of his start date.
Under Mr. Monroy’s employment agreement, if he resigns for “good reason” (as defined in his employment agreement) or we terminate his employment without cause, then Mr. Monroy will be eligible to receive the following severance benefits (less applicable withholdings): (1) severance pay equal to 100% of Mr. Monroy’s then-current base salary for a period of six months, paid in installments during such six month period; and (2) reimbursement of

COBRA premiums for him and his eligible dependents from his last day of employment until the earlier of: (i) six months, (ii) the time Mr. Monroy accepts employment with another employer that provides comparable benefits, or (iii) the date Mr. Monroy ceases to be eligible for COBRA continuation coverage for any reason, including plan termination.
Alternatively, if Mr. Monroy resigns for good reason or his employment is terminated without cause by us or a successor, in either case within three months prior to or within 12 months following a “change in control” (as defined in his employment agreement), Mr. Monroy will be eligible to receive the following severance benefits (less applicable withholdings): (1) severance pay equal to 100% of Mr. Monroy’s then-current base salary for a period of 12 months, paid in a single lump sum within 60 days following Mr. Monroy’s last day of employment; (2) a bonus calculated at 100% achievement of all company and individual performance objectives, paid in a single lump sum within 60 days following Mr. Monroy’s last day of employment; and (3) reimbursement of COBRA premiums for him and his eligible dependents from his last day of employment until the earlier of: (i) 12 months, (ii) the time Mr. Monroy accepts employment with another employer that provides comparable benefits, or (iii) the date Mr. Monroy ceases to be eligible for COBRA continuation coverage for any reason, including plan termination. In addition, 100% of the shares subject to the equity awards granted to Mr. Monroy that are subject to time-based vesting will vest and become exercisable.
Further, if Mr. Monroy dies or is “disabled” (as defined in the 2021 Equity Incentive Plan and subject to the criteria set forth in his employment agreement), his employment with us will terminate and either Mr. Monroy or his estate will be entitled to receive the following severance benefits (less applicable withholdings): (1) severance pay equal to 100% of Mr. Monroy’s then-current base salary for a period of six months, paid in installments during such six month period; and (2) if eligible based on the terms set forth in the award agreements governing Mr. Monroy’s equity pursuant to the 2021 Equity Incentive Plan, acceleration of all of Mr. Monroy’s outstanding equity awards.
As a condition to receiving the severance benefits above, Mr. Monroy (or a representative of his estate) must sign and not revoke a general release agreement in a form reasonably acceptable to us within the time period set forth in his employment agreement and continue to comply with his obligations related to confidentiality and competitive activity.
Alan Shapiro
In March 2021, we entered into a new employment agreement with Alan Shapiro, our General Counsel, which superseded his prior offer letter dated May 22, 2017. The employment agreement has no specific term and provides for at-will employment. Mr. Shapiro’s current annual base salary is $345,000. Mr. Shapiro was eligible for a target annual discretionary performance bonus of up to 60% of his annual base salary with respect to the bonus for 2021, based on individual and corporate performance goals. In February 2022, the Compensation Committee approved an increase in the target bonus percentage from 60% to 65% for each executive officer (except for Mr. Spruill), commencing with respect to the bonuses for 2022.
Under Mr. Shapiro’s employment agreement, if he resigns for “good reason” or we terminate his employment without “cause” (each as defined in his employment agreement), then Mr. Shapiro will be eligible to receive the following severance benefits (less applicable withholdings): (1) severance pay equal to 100% of Mr. Shapiro’s then-current base salary for a period of six months, paid in installments during such six month period; and (2) reimbursement of COBRA premiums for him and his eligible dependents from his last day of employment until the earlier of: (i) six months, (ii) the time Mr. Shapiro accepts employment with another employer that provides comparable benefits, or (iii) the date Mr. Shapiro ceases to be eligible for COBRA continuation coverage for any reason, including plan termination.
Alternatively, if Mr. Shapiro resigns for good reason or his employment is terminated without cause by us or a successor, in either case within three months prior to or within 12 months following a “change in control” (as defined in his employment agreement), Mr. Shapiro will be eligible to receive the following severance benefits (less applicable withholdings): (1) severance pay equal to 100% of Mr. Shapiro’s then-current base salary for a period of 12 months, paid in a single lump sum within 60 days following Mr. Shapiro’s last day of employment; (2) a bonus calculated at 100% achievement of all company and individual performance objectives, paid in a single lump sum within 60 days following Mr. Shapiro’s last day of employment; and (3) reimbursement of COBRA premiums for him and his eligible dependents from his last day of employment until the earlier of: (i) 12 months, (ii) the time Mr. Shapiro accepts employment with another employer that provides comparable benefits, or (iii) the date Mr. Shapiro ceases to be eligible for COBRA continuation coverage for any reason, including plan termination. In addition, 100% of the shares subject to the equity awards granted to Mr. Shapiro that are subject to time-based vesting will vest and become exercisable.
Further, if Mr. Shapiro dies or is “disabled” (as defined in the 2021 Equity Incentive Plan and subject to the criteria set forth in his employment agreement), his employment with us will terminate and either Mr. Shapiro or his estate will be entitled to receive the following severance benefits (less applicable withholdings): (1) severance pay equal to 100% of Mr. Shapiro’s then-current base salary for a period of six months, paid in installments during such six month period; and (2) if eligible based on the terms set forth in the award agreements governing Mr. Shapiro’s equity pursuant to the 2021 Equity Incentive Plan, acceleration of all of Mr. Shapiro’s outstanding equity awards.
As a condition to receiving the severance benefits above, Mr. Shapiro (or a representative of his estate) must sign and not revoke a general release agreement in a form reasonably acceptable to us within the time period set forth in his employment agreement and continue to comply with his obligations related to confidentiality and competitive activity.
Annual Cash Incentive Compensation
Our annual cash incentive compensation plan for the fiscal year ended December 31, 2021 (the “Annual Bonus Plan”) compensated and rewarded successful achievement based on a combination of financial performance and individual performance. Each of our named executive officers is entitled to receive an annual cash bonus targeted at a specified percentage of their annual base salary in effect at fiscal year end. The Annual Bonus Plan target award opportunities for our named executive officers for 2021 were as follows: Mr. Spruill—100%; Mr. Monroy—60%; and Mr. Shapiro—60%.
The financial performance component of our named executive officers’ annual bonus opportunity accounted for 80% of the executive’s total Annual Bonus Plan opportunity and was based on the following weighted financial performance measures: revenue (two-thirds of the financial performance component) and a profitability percentage (adjusted EBITDA margin minus capital expenditures as a percentage of revenue) (one-third of the financial performance component). The individual performance component, which accounted for 20% of the executive’s total Annual Bonus Plan opportunity, was determined based on an assessment by the Compensation Committee, in its discretion, of the named executive officer’s achievement against individual performance goals and adherence to Company values. For each of the performance measures, the payout percentage was determined by calculating the achievement percentage against the target goal based on a pre-established scale, ranging from 50% to 175% for the revenue measure and 50% to 150% for the profitability measure. Payout percentages were interpolated on a straight-line basis based on actual achievement between the threshold, target and maximum levels with no payout for any performance measure that did not achieve the threshold level.
Actual amounts paid under the Annual Bonus Plan were calculated by multiplying each named executive officer’s target total Annual Bonus Plan opportunity by the sum of the weighted payout percentage for the financial components and the weighted payout percentage for the individual performance component.
The Annual Bonus Plan awards earned by our named executive officers for 2021 were as follows: Mr. Spruill— $771,000; Mr. Monroy—$320,000; and Mr. Shapiro—$310,500 (these amounts are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table).

Long-Term Equity Incentive Compensation
Yancey Spruill
In February 2021, Mr. Spruill received a time-based restricted stock unit award in recognition of his performance.
In addition, in July 2021, Mr. Spruill was awarded a market-based restricted stock unit (“MRSU”) for 3,000,000 shares of our common stock, which will vest upon the satisfaction of certain service conditions and the achievement of certain Company stock price goals. The MRSU is divided into five tranches that will be earned based on the achievement of stock price goals, measured based on the average of the Company’s closing stock price over a consecutive ninety (90) trading day period during the performance period, as follows:
Tranche	Company Stock Price Target	Number of Eligible RSUs
1	$93.50	475,000
2	$140.00	575,000
3	$187.00	650,000
4	$233.50	650,000
5	$280.50	650,000
To the extent earned based on the stock price targets set forth above, the MRSU will vest over a seven-year period beginning on the date of grant in annual amounts equal to 14%, 14%, 14%, 14%, 14%, 15% and 15%, respectively, on each anniversary of the date of grant.
The Company believes that the MRSU serves to align Mr. Spruill’s interests with those of the Company’s stockholders by creating a strong and visible link between Mr. Spruill’s incentives and the Company’s long-term stock performance. The Board intends for the MRSU to be the exclusive equity award that Mr. Spruill receives for a period of at least four years from the date of grant.
Other Named Executive Officers
Alan Shapiro
In February 2021, Mr. Shapiro received a time-based restricted stock unit award in recognition of his performance and tenure with the Company.
In June 2021, the Compensation Committee approved a long-term equity incentive plan (“LTIP”) for each executive officer, including Mr. Shapiro, to closely align executive compensation with the Company’s financial performance. The 2021 LTIP consists of the following restricted stock unit awards: (i) a time-based restricted stock unit award equal to 35% of the total value of the LTIP award, and (ii) a performance-based restricted stock unit award equal to 65% of the total value of the LTIP award (the “PSU”). The time-based award vests in 16 equal quarterly installments from the grant date, subject to the officer’s continued service with the Company. Subject to achievement of certain 2021 financial performance targets and the officer’s continued service with the Company, the PSU will vest as follows: (a) one-third of the shares underlying the PSU were eligible to vest on the later of (x) March 1, 2022 or (y) two trading days following the public release of our 2021 financial results and (b) the remaining shares underlying the PSU will vest in eight equal quarterly installments thereafter. The financial performance level of the PSU is equal to the sum of the revenue growth percentage (percentage increase in revenue from fiscal year 2020 to fiscal year 2021) and profitability percentage (adjusted EBITDA margin minus capital expenditures as a percentage of revenue). The PSU consists of a target number of shares though the actual number of shares eligible to vest may range between 0% to 200% of the target depending on the financial performance level. 42,497 shares of Company common stock were earned with respect to Mr. Shapiro’s PSU based on the actual 2021 financial performance level, which will vest according to the time-based vesting schedule described above (this amount is reflected in the “Number of Shares or Units of Stock That Have Not Vested” column of the Outstanding Equity Awards at 2021 Fiscal Year End Table).
Gabriel Monroy
Mr. Monroy joined the Company in October 2021 and received a time-based restricted stock unit award in connection with the commencement of his employment. Mr. Monroy will be eligible to participate in the LTIP commencing with respect to fiscal year 2022.

Outstanding Equity Awards at 2021 Fiscal Year End
The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers that remain outstanding as of December 31, 2021.
	Option Awards(1)				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Yancey Spruill	2,041,666	1,458,334(3)	5.61	8/13/2029	—	—	—	—
	—	—	—	—	140,000(4)	11,246,200	—	—
	—	—	—	—	—	—	3,000,000(5)	240,990,000
Gabriel Monroy	—	—	—	—	78,063(6)	6,270,801	—	—
Alan Shapiro	110,549	—	2.81	7/13/2027	—	—	—	—
	75,625	9,375(7)	3.43	2/28/2028	—	—	—	—
	78,125	46,875(8)	5.23	6/6/2029	—	—	—	—
	—	—	—	—	125,000(9)	10,041,250	—	—
	—	—	—	—	12,918(10)	1,037,703	—	—
	—	—	—	—	42,497(11)	3,413,784	—	—
(1)
All awards granted prior to our initial public offering in March 2021 were granted pursuant to the 2013 Stock Plan and all awards granted after our initial public offering were granted under the 2021 Equity Incentive Plan.

(2)	Market value is calculated based on the closing price of our common stock on December 31, 2021, which was $80.33, as reported on the NYSE.
(3)
25% of the shares underlying this option vested on August 13, 2020, and the remaining shares vest in equal monthly installments over the following three years, subject to Mr. Spruill’s continuous service through each such vesting date.

(4)
15% of the shares underlying this RSU award vested on March 1, 2022, an additional 25% of the shares vest in four equal quarterly installments beginning on June 1, 2022, and the remaining shares vest in eight equal quarterly installments beginning on June 1, 2023, subject to Mr. Spruill’s continuous service through each such vesting date.

(5)
Represents the number of shares eligible to vest with respect to the MRSU assuming achievement of each of the stock price goals described above in further detail. Actual number of shares eligible to vest may be less than the amount reported in this column. The MRSU will vest on the first date upon which both the stock price requirement and the time-based service requirement are satisfied as described above.

(6)
25% of the shares underlying this RSU award vest on September 1, 2022 and the remaining shares vest in 12 equal quarterly installments beginning on December 1, 2022, subject to Mr. Monroy’s continuous service through each such vesting date.

(7)
25% of the shares underlying this option vested on March 1, 2019 and the remaining shares vest in equal monthly installments over the following three years, subject to Mr. Shapiro’s continuous service through each such vesting date.

(8)	The shares underlying this option vest in 48 equal monthly installments beginning on July 6, 2019, subject to Mr. Shapiro’s continuous service through each such vesting date.
(9)
15% of the shares underlying this RSU award vested on March 1, 2022, an additional 25% of the shares vest in four equal quarterly installments beginning on June 1, 2022, and the remaining shares vest in eight equal quarterly installments beginning on June 1, 2023, subject to Mr. Shapiro’s continuous service through each such vesting date.

(10)	The shares underlying this RSU award vest in 16 equal quarterly installments beginning on September 1, 2021, subject to Mr. Shapiro’s continuous service through each such vesting date.
(11)
Represents the number of shares earned with respect to the PSU described above based on actual achievement of the financial performance level for 2021. One-third of the shares underlying the PSU award vested on March 1, 2022, and the remaining shares vest in eight equal quarterly installments beginning on June 1, 2022, subject to Mr. Shapiro’s continuous service through each such vesting date.

Pension Benefits and Nonqualified Deferred Compensation
Our named executive officers did not participate in, or earn any benefits under, any pension or retirement plan or nonqualified deferred compensation plan sponsored by us during the year ended December 31, 2021. Our Board may elect to provide our officers and other employees with nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Employee Benefit Plans
Health and Welfare Benefits
All of our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability and accidental death and dismemberment insurance plans. We pay the premiums for the life, disability and accidental death and dismemberment insurance for all of our employees, including our named executive officers.
401(k) Plan
We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain limits of the Internal Revenue Code of 1986, as amended (the “Code”), which are updated annually. Currently, we match 100% of the contributions that eligible employees make to the 401(k) plan up to 3% of the employee’s eligible compensation and, following such amount, 50% of the contributions that eligible employees make to the 401(k) plan up to the next 2% of the employee’s eligible compensation. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

2021 DIRECTOR COMPENSATION
The following table sets forth information regarding compensation earned by or paid to our non-employee directors for the year ended December 31, 2021.
Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Total ($)
Warren Adelman	—	37,277	37,277
Pratima Arora	—	2,760,389(5)	2,760,389
Amy Butte	41,250	—	41,250
Bradford Gillespie(1)	—	—	—
Warren Jenson	—	39,959	39,959
Pueo Keffer	—	29,734	29,734
Peter Levine(1)	51,000	—	51,000
Hilary Schneider	—	38,028	38,028
Benya Uretsky(1)	—	—	—
Moisey Uretsky(1)	—	—	—
(1)	Messrs. Gillespie, Benya Uretsky and Moisey Uretsky resigned from the Board in February 2021 and Mr. Levine is not standing for re-election at the 2022 Annual Meeting.
(2)
The amounts in this column reflect the cash fees which such non-employee director received under our non-employee director compensation policy for the fiscal year ended December 31, 2021. Non-employee director fees accrued commencing at the beginning of the first fiscal quarter following the Company’s initial public offering in March 2021 and are paid quarterly at the end of each fiscal quarter.

(3)
Pursuant to the non-employee director compensation policy, each of our non-employee directors has the option to be paid in the form of cash or in fully-vested restricted stock unit awards. If a director elects to be paid in shares, the number of shares of common stock granted to such director is based on the average trading price of our common stock on the NYSE for the 10 trading days immediately prior to and ending on the grant date. Each of Mses. Arora and Schneider and Messrs. Adelman, Jenson and Keffer elected to be paid in restricted stock unit awards for fees earned with respect to the fiscal year ended December 31, 2021. The grant date fair value was calculated in accordance with Topic 718 based on the closing stock price at the grant date. This amount does not reflect the actual economic value that may be realized by the director. The grant date fair value of the restricted stock unit awards for each of the quarters during fiscal year 2021 for which non-employee director fees accrued are as follows:

Name	Quarter ended June 30, 2021 ($)	Quarter ended September 30, 2021 ($)	Quarter ended December 31, 2021 ($)	Total ($)
Warren Adelman	13,342	11,645	12,290	37,277
Pratima Arora	11,563	10,092	10,684	32,339
Warren Jenson	14,287	12,498	13,174	39,959
Pueo Keffer	10,618	9,316	9,800	29,734
Hilary Schneider	13,620	11,877	12,531	38,028
(4)
The following table sets forth (a) the aggregate number of RSUs held by each non-employee director as of December 31, 2021 and (b) the aggregate number of options held by each non-employee director as of December 31, 2021.

Name	Total RSUs Held	Total Options Held(b)
Warren Adelman	—	75,000
Pratima Arora	65,000	—
Amy Butte(a)	—	89,000
Bradford Gillespie	—	—
Warren Jenson	—	100,000
Pueo Keffer	—	—
Peter Levine	—	—
Hilary Schneider	—	100,000
Benya Uretsky	—	—
Moisey Uretsky	—	—
(a)	Options are held directly by Plato Partners LLC and Ms. Butte owns substantially all of Plato Partners LLC.
(b)
All shares underlying the options vest in 48 equal monthly installments measured from the vesting commencement date, subject to each director’s continuous service through each such vesting date. 100% of the shares underlying these options vest and become exercisable upon a change in control.

(5)
Includes the aggregate grant date fair value of RSUs granted to Ms. Arora under the 2013 Stock Plan in connection with her appointment to the Board. The grant date fair value was computed in accordance with Topic 718 based on the closing stock price at the grant date. This amount does not reflect the actual economic value that may be realized by Ms. Arora. The RSUs underlying the award to Ms. Arora are subject to vesting as follows: an aggregate of 25% of the shares underlying these RSUs vested on March 1, 2022 and the remaining shares underlying these RSUs vest in 12 equal quarterly installments beginning on June 1, 2022, subject to Ms. Arora’s continuous service with the Company on each such date.
Non-Employee Director Compensation Policy
Under our Non-Employee Director Compensation Policy, each of our non-employee directors is eligible to receive compensation for service on the Board and committees of the Board as set forth below.
Cash Compensation
Each non-employee director will receive the following cash compensation (as applicable) for serving on the Board and its committees:
•	$35,000 annual cash retainer for service as a Board member and an additional annual cash retainer of $25,000 for service as chair or lead independent director of the Board;
•
$10,000 annual cash retainer for service as a member of the Audit Committee and $20,000 annual cash retainer for service as chair of the Audit Committee (in lieu of the committee member service retainer);

•
$7,500 annual cash retainer for service as a member of the Compensation Committee and $15,000 annual cash retainer for service as chair of the Compensation Committee (in lieu of the committee member service retainer); and

•
$4,000 annual cash retainer for service as a member of the Nominating and Governance Committee and $8,000 annual cash retainer for service as chair of the Nominating and Governance Committee (in lieu of the committee member service retainer).

The annual cash compensation amounts are payable in equal quarterly installments, in arrears following the end of each quarter in which the service occurred, pro-rated for any partial months of service.
Equity Compensation
Retainer Grant. Each non-employee director may elect to convert his or her cash compensation under the policy into an award of restricted stock unit awards (the “Retainer Grant”). If a non-employee director timely makes this election, each such Retainer Grant will be automatically granted on the date the corresponding cash compensation otherwise would be paid under the policy. The number of shares of our common stock underlying each Retainer Grant is equal to (A) the aggregate amount of the corresponding cash compensation otherwise payable to the non-employee director divided by (B) the average closing price per share of our common stock on the NYSE for the 10 trading days prior to and ending on the date of grant. Each Retainer Grant will be fully vested on the date of grant.
Initial Grant. Each new non-employee director who joins the Board will automatically receive an RSU award for common stock having a value of $360,000 based on the average fair market value of the underlying common stock for the 10 trading days prior to and ending on the date of grant (the “Initial Grant”). Each Initial Grant will vest over three years, with one-third of the Initial Grant vesting on the first, second and third anniversary of the date of grant, subject to the non-employee director’s continued service to us through the applicable vesting dates.
Annual Grant. On the date of each annual meeting of our stockholders, each person who is then a non-employee director will automatically receive an RSU award for common stock having a value of $180,000 based on the average fair market value of the underlying common stock for the 10 trading days prior to and ending on the date of grant (the “Annual Grant”). Each Annual Grant will vest on the earlier of (i) the date of the following year’s annual meeting of our stockholders (or the date immediately prior to the next annual meeting of our stockholders if the non-employee director’s service as a director ends at such meeting due to the director’s failure to be re-elected or the director not standing for re-election); or (ii) the first anniversary of the date of grant, subject to the non-employee director’s continued service to us through the applicable vesting date.
Any unvested Initial Grant or Annual Grant held by each non-employee director who is providing services as of immediately prior to a “corporate transaction” (as defined in the director compensation policy) will become fully vested as of immediately prior to the closing of such corporate transaction.
Expenses
We will reimburse each eligible non-employee director for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board or committee meetings.

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2021. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity plans approved by stockholders	19,347,245	$7.19	10,417,172
Equity plans not approved by stockholders	—	—	—
(1)
Includes the 2013 Stock Plan and the 2021 Equity Incentive Plan (the “2021 Plan”), but does not include future rights to purchase shares under our 2021 Employee Stock Purchase Plan (“ESPP”), which depend on a number of factors described in the ESPP and will not be determined until the end of the applicable purchase period.

(2)	The weighted-average exercise price excludes any outstanding restricted stock unit awards, which have no exercise price.
(3)
Includes the 2021 Plan and ESPP. Stock options or other stock awards granted under the 2013 Stock Plan that are forfeited, terminated, expired or repurchased become available for issuance under the 2021 Plan. The 2021 Plan provides that the total number of shares reserved of common stock reserved for issuance thereunder will be automatically increased, on January 1 of each calendar year, in an amount equal to 5% of the total number of shares of our capital stock outstanding on December 31 of the prior calendar year, or a lesser number of shares determined by the Board. The ESPP provides that the number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1 of each calendar year by the lesser of (a) 1% of the total number of shares of our capital stock outstanding on December 31 of the prior calendar year and (b) 3,300,000 shares; provided that the Board may determine that such increase will be less than the amount set forth above. Accordingly, on January 1, 2022, the number of shares of our common stock available for issuance under the 2021 Plan and the ESPP increased by 5,360,381 shares and 1,072,076 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 15, 2022 by: (i) each director and nominee for director; (ii) each of the named executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of our common stock.
The percentage of shares beneficially owned shown in the table is based on 105,853,686 shares of our common stock outstanding as of March 15, 2022. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding any shares of our common stock subject to options held by such person that are currently exercisable or exercisable within 60 days of March 15, 2022 and any shares of common stock issuable upon the vesting of RSUs within 60 days of March 15, 2022. However, we did not deem such shares of our common stock outstanding for the purpose of computing the percentage ownership of any other person.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown beneficially owned by them, subject to applicable community property laws. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G and Forms 4 filed with the SEC.
Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o DigitalOcean Holdings, Inc., 101 6th Avenue, New York, New York 10013.
	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders
Entities affiliated with AI Droplet Holdings LLC(1)	25,865,449	24.44%
Entities affiliated with IA Venture Strategies Fund II, LP(2)	7,404,482	7.00%

Named Executive Officers and Directors
Yancey Spruill(3)	2,419,460	2.24%
Gabriel Monroy	—	*
Alan Shapiro(4)	266,812	*
Warren Adelman(5)	38,043	*
Pratima Arora(6)	16,721	*
Amy Butte(7)	98,333	*
Warren Jenson(8)	35,998	*
Pueo Keffer(9)	433	*
Peter Levine(10)	305,773	*
Hilary Schneider(11)	38,054	*
All executive officers and directors as a group (14 persons)	4,489,666	4.10%
*	Less than one percent.
(1)
Consists of (a) 23,582,125 shares held directly by AI Droplet Holdings LLC (“Droplet Holdings”), (b) 155,665 shares held directly by AI Droplet Sharing LLC (“Droplet Sharing”), and (c) 2,127,659 shares held directly by AI Droplet Subsidiary LLC (“Droplet Subsidiary”). Each of Access Industries Management, LLC (“AIM”) and Len Blavatnik may be deemed to beneficially own, and share investment and voting power over, the shares held directly by Droplet Holdings because (i) AIM is the sole manager of Droplet Holdings, and (ii) Mr. Blavatnik controls AIM and a majority of the outstanding voting interests in Droplet Holdings. Each of AIM, Access Industries Holdings LLC (“AIH”) and Mr. Blavatnik may be deemed to beneficially own, and share investment and voting power over, the shares held directly by Droplet Sharing because (i) AIM is the sole manager of Droplet Sharing and AIH, (ii) AIH controls all of the outstanding voting interests in Droplet Sharing, and (iii) Mr. Blavatnik controls AIM and a majority of the outstanding voting interests in AIH. Each of AIM, Droplet Holdings and Mr. Blavatnik may be deemed to beneficially own, and share investment and voting power over, the shares held directly by Droplet Subsidiary because (i) AIM is the sole manager of Droplet Subsidiary and Droplet Holdings, (ii) Droplet Holdings owns all of the equity interests in Droplet Subsidiary, and (iii) Mr. Blavatnik controls AIM and a majority of the outstanding voting interests in Droplet Holdings. The principal business address of the foregoing is 40 West 57th Street, 28th Floor, New York, NY 10019.

(2)
Consists of (a) 7,246,424 shares held directly by IA Venture Strategies Fund II, LP (“IA Venture Fund”) and (b) 158,058 shares held directly by IA Venture Strategies II Side Fund, LP (“IA Venture Side Fund”). IA Venture Partners II, LLC is the general partner of IA Venture Fund and IA Venture Side Fund. Roger Ehrenberg, Bradford Gillespie and Jesse Beyroutey are the members of IA Venture Partners II, LLC and may be deemed to have shared voting, investment and dispositive power with respect to the shares held by this entity. The principal business address of IA Venture Partners II, LLC is 920 Broadway, 15th Floor, New York, NY 10010.

(3)	Consists of (a) 66,685 shares held by Mr. Spruill and (b) 2,352,775 shares issuable upon the exercise of options.
(4)	Consists of (a) 119,883 shares held by Mr. Shapiro and (b) 146,929 shares issuable upon the exercise of options.
(5)	Consists of (a) 25,543 shares held by Mr. Adelman and (b) 12,500 shares issuable upon the exercise of options.
(6)	Consists of 16,721 shares held by Ms. Arora.
(7)	Consists of (a) 31,000 shares and (b) 67,333 shares issuable upon the exercise of options, each held by Plato Partners LLC.
(8)	Consists of (a) 582 shares held by Mr. Jenson and (b) 35,416 shares issuable upon the exercise of options.
(9)	Consists of 433 shares held by Mr. Keffer.
(10)
Consists of (a) 149,098 shares held by Red Brick Special Investments SPV, LLC (“Red Brick LLC”), (b) 65,725 shares held by Red Brick Investment Company, LLC (“RBIC”), (c) 45,475 shares held by The Summit Peak Trust, and (d) 45,475 shares held by the TO Gift Trust uta dtd 12-14-2012 (“TO Gift Trust”). Mr. Levine, as sole manager of Red Brick LLC and RBIC, trustee of The Summit Peak Trust and investment manager of the TO Gift Trust, has sole voting and dispositive power over these shares.

(11)	Consists of (a) 554 shares held by Ms. Schneider and (b) 37,500 shares issuable upon the exercise of options.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION
Related Person Transactions Policy and Procedures
In 2021, the Company adopted a written Related Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related persons transactions.” For purposes of the Company’s policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related person transactions in advance, the Company relies on information supplied by its executive officers, directors and certain significant stockholders. In considering related person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related person transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion.
Participation in Initial Public Offering
In connection with our initial public offering, which was completed in March 2021, AI Droplet Subsidiary LLC, a subsidiary of AI Droplet Holdings LLC, purchased 2,127,659 shares of the Company’s common stock. Such purchases were made through the underwriters at the initial public offering price of $47.00 per share for an aggregate purchase price of approximately $100 million.
Indemnification
The Company provides indemnification to its directors and executive officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Under the Company’s bylaws, the Company is required to indemnify its directors and executive officers to the extent not prohibited under Delaware or other applicable law. The Company has also entered into indemnification agreements with certain officers and directors. These agreements provide, among other things, that the Company will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s bylaws.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will likely be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

Alan Shapiro
General Counsel and Secretary
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 is available without charge at https://investors.digitalocean.com, upon written request to: Corporate Secretary, DigitalOcean Holdings, Inc., 101 6th Avenue, New York, New York 10013 or by emailing investors@digitalocean.com.

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 8, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/DOCN2022**

The meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively via live webcast. You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the website and follow the instructions.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 8, 2022. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D83825-P69549 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**DIGITALOCEAN HOLDINGS, INC.**

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

01) Yancey Spruill
02) Amy Butte

**The Board of Directors recommends you vote FOR the following proposal:**

**Note:** In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

D83826-P69549

**DIGITALOCEAN HOLDINGS, INC.**
**ANNUAL MEETING OF STOCKHOLDERS**
**June 9, 2022 12:00 P.M. Eastern Time**
**This Proxy is solicited by the Board of Directors**

The shareholder(s) hereby appoint(s) Yancey Spruill, William Sorenson and Alan Shapiro, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of DIGITALOCEAN HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 p.m. Eastern Time on Thursday, June 9, 2022, at www.virtualshareholdermeeting.com/DOCN2022, and any adjournment or postponement thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve) and on such other matters as may properly come before said meeting.

**THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2. IT WILL BE VOTED IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.**

**CONTINUED AND TO BE SIGNED ON REVERSE SIDE**